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Exhibit 23-a

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 13, 2004, in Post-effective Amendment No. 2 to Form S-3 on Form S-1 Registration Statement (No. 333-108247) and related Prospectus of ADC Telecommunications, Inc. for the registration of 1.00% Convertible Subordinated Notes Due 2008, Floating Rate Convertible Subordinated Notes Due 2013, and Common Stock Issuable Upon Conversion of the Notes.

/s/ Ernst & Young LLP
Minneapolis, Minnesota January 19, 2005

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Consent of Independent Registered Public Accounting Firm